UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

IOWA RENEWABLE ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1701 East 7th Street, P.O. Box 2 Washington, IA	52353
	(Address of principal executive offices)	(Zip Code)

(319) 653-2890
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 29, 2011, Michael Bohannan resigned from his position as the Chairman and President (Principal Executive Officer) of Iowa Renewable Energy, LLC. Effective July 29, 2011, Mr. Larry Rippey was appointed as the new Chairman and President of Iowa Renewable Energy, LLC as of July 29, 2011. Mr. Bohannan remains a member of Iowa Renewable Energy, LLC's Board of Directors.

Effective August 2, 2011, J. William Pim resigned his position as the Chief Financial Officer (Principal Financial and Accounting Officer) of Iowa Renewable Energy, LLC. Effective August 2, 2011, Mr. Larry Rippey was appointed as the interim Chief Financial Officer (Principal Financial and Accounting Officer) of Iowa Renewable Energy, LLC.

Mr. Rippey is 55 years old. Mr. Rippey is currently a member of Iowa Renewable Energy, LLC's Board of Directors in addition to his roles as the Chairman and President as well as the interim Chief Financial Officer. Mr. Rippey will serve as our Chief Executive Officer and Chief Financial Officer at the pleasure of our Board of Directors until his earlier death, resignation or removal. Mr. Rippey is a Certified Public Accountant with 31 years of public accounting experience. Since 1986, Mr. Rippey has served as a partner of Graf & Company, a certified public accounting and financial services firm in Fairfield, Iowa, serving over 2,000 clients in Iowa and Missouri. He is currently the principal owner of Graf & Company and employs two Certified Public Accountants, a registered securities advisor, and five bookkeepers and clerical support staff. He has a degree in accounting and is licensed to practice in Iowa, Missouri, and Texas. He is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants. Mr. Rippey's public accounting experience includes income tax preparation, business and financial consulting, accounting and auditing for individuals and businesses, including retail, wholesale, manufacturing, service, nonprofit organizations, construction, petroleum jobbers, insurance, real estate, and agricultural related industries. In addition, Mr. Rippey owns and manages 500 acres of farm land near Fairfield, Iowa and is a principal in Graf & Company Building Partnership, LWR PC, and Highland Plaza, LLC. He has previously served as a director and officer on several different boards for private companies. The Company has determined that Mr. Rippey is qualified for service because of his extensive experience owning a CPA firm involved in multi-state tax issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

Date: August 4, 2011	/s/ Larry Rippey
Larry Rippey
Chairman and President